                                                                    Exhibit 10.5



                   AMENDED AND RESTATED MANAGEMENT AGREEMENT


     THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT is made and entered into on the 1st day of October, 1999, by and between Insight Communications of Indiana, LLC, a Delaware limited liability company (the "Company") and Insight Communications Company, L.P., a Delaware limited partnership ("Insight" and, together with any permitted assigns hereunder, the "Manager").


                                 RECITALS
                                 --------

     A. Pursuant to an Operating Agreement, dated as of May 14, 1998 (as the same may be amended or modified from time to time, the "Operating Agreement"), the Company was formed to own and operate certain cable television systems and certain other assets, as more fully described in the Operating Agreement. The business and operations of the Company, as the same may be conducted from and after the date hereof, are hereinafter referred to as the "Business."

     B. On October 30, 1998, the Company entered into a Management Agreement with Manager providing for the management of the Business on the terms and conditions as set forth therein.

     C. On April 18, 1999 the Company and Manager entered into a Contribution and Formation Agreement, and, as a result of the consummation of the transactions contemplated in the Contribution and Formation Agreement, Company and Manager desire to amend and restate the Management Agreement in its entirety as set forth herein.

     D. The Company is a subsidiary of Insight Midwest, L.P., a Delaware limited partnership ("Insight Midwest"), and reference is hereby made to that certain Limited Partnership Agreement, dated as of October 1, 1999, of Insight Midwest (as the same may be amended from time to time, the "Midwest Partnership Agreement").


                                 AGREEMENTS
                                 ----------

     In consideration of the covenants and agreements contained herein, the Company and Manager agree as follows:

     SECTION 1  DEFINITIONS.  Except as otherwise defined herein, the following
                -----------
terms shall have the following meanings when used in this Agreement:

     Affiliate. With respect to either the Company or Manager, any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or under direct or indirect common control with such party.

     Applicable Law. Any statute, ordinance, law, rule or regulation of any Governmental Authority, or any order, decree, injunction, writ, judgment or award of any court, arbitrator or other Governmental Authority, applicable to the Company or the Business.

     Authorizations. Any governmental or non-governmental license, permit, franchise or other authorization, and applications therefor, which are necessary to conduct the Business.

     GAAP. Generally accepted accounting principles as in effect from time to time.

     Governmental Authority. Any governmental authority or regulatory body, or any department, agency, division, bureau or other legal body thereof having jurisdiction over the Company, the Business, or general jurisdiction over all Persons.

     Person. Any individual, corporation, partnership, firm, limited liability company, joint venture, association, trust, joint stock company, unincorporated organization or other entity, or a government or any agency or political subdivision thereof.

     Capitalized terms not otherwise defined herein shall have the meanings given such terms in the Midwest Partnership Agreement.


     SECTION 2  APPOINTMENT.  On the terms and conditions hereinafter provided,
                -----------
the Company hereby ratifies its appointment of Manager, and Manager hereby ratifies its acceptance of such appointment, as manager for all of the operations and conduct of the Business for the period commencing on October 30, 1998 and expiring as provided in Section 5 of this Agreement.


     SECTION 3.  MANAGEMENT AUTHORITY; MANAGEMENT SERVICES.
                 -----------------------------------------

     3.1  Authority and Services To Be Performed By Manager.  (a)(i)  Subject to
          -------------------------------------------------
the limitations set forth in Section 3.1(b) below, Manager shall have full and exclusive authority to do all such acts and things as may be incidental to, or necessary, proper or advisable in the furtherance of, the management of the day-to-day operations and conduct of the Business. Subject to the terms and conditions of this Agreement, Manager shall provide the Company with such services as may, from time to time, be appropriate or reasonably required for the proper and efficient operation and conduct of the Business in accordance with sound business principles and practices customary in the cable television industry (collectively, the "Management Services"). The Management Services shall be provided both at such times as Manager may reasonably deem appropriate and at such times as the Company may reasonably request.

          (ii) Without limiting the generality of the preceding paragraph, the Management Services shall include the following, but subject to any applicable limitations set forth in this Agreement:

          (1) (A) Evaluation of new equipment, materials and techniques and making recommendations in accordance with its evaluations, (B) establishment of general technical standards and procedures and directing their implementation, and (C) establishment of programs for preventive maintenance and monitoring their effectiveness;

          (2) Supervision of all construction and development arising out of or related to the operation of the Business, including, without limitation, the selection and appointment of all subcontractors, equipment suppliers and vendors;

          (3) Supervision of the purchasing of property, real, personal or mixed, and all materials and supplies, if any, necessary to complete any construction and development arising out of or related to the Business;

          (4) Sale, lease, trade, exchange or other disposition of the Company's assets in the ordinary course of business and the negotiation of, and entrance into, in the name of and on behalf of the Company, of all agreements relating to any of the foregoing;

          (5) Negotiation of, and entrance into, in the name of and on behalf of the Company, of all, contracts, leases, deeds, releases, assignments and any other agreements on behalf of the Company for the purchase, lease, license or use of such properties and rights as may be necessary or reasonably desirable in connection with the Business;

          (6) Formulation and supervision of all advertising, marketing and sales programs and engagement and appointment on behalf of the Company of advertising, marketing and public relations agencies and consultants for such purposes;

          (7) Subject to the provisions of all Authorizations, Applicable Law and applicable agreements to which the Company is a party, the selection and pricing of all services to be provided to the customers of the cable television systems included in the Business;

          (8) Supervision of performance of all aspects of the daily operation and maintenance of the Business, instruction and supervision of all personnel necessary to conduct daily operations of the Business and the setting of salaries and wages for such personnel (with all such employees to be paid by the Company);

          (9) Entrance into, in the name of and on behalf of the Company, of any agreements arising out of or related to the Business, including, without limitation, cable television franchises or collective bargaining agreements with employees of the Company;

          (10) Supervision of the maintenance of all accounting, bookkeeping, billing, collections and other financial systems and records relating to the Business;

          (11) Engagement of, on behalf of the Company, attorneys, accountants, engineers, consultants and other qualified professionals;

          (12) Preparation and filing, or causing to be prepared and filed, all necessary applications, filings, reports, statements and other documents as are required in connection with the Business with Governmental Authorities (including any income tax filings);
          (13) Purchase of such policies of insurance (including Manager's blanket coverage) as Manager may from time to time consider necessary and appropriate in accordance with normal industry practice, with such policy naming both the Company and Manager (and any other Member of the Company) as insured thereunder as their interests may appear;

          (14) Representation of the Company before all Governmental Authorities with respect to any matter necessary or desirable to the management of the Business; and

          (15) Taking of any other action in connection with the construction, development, operation and maintenance of the Business in the ordinary course of business which is commercially reasonable, appropriate and necessary.

          (b) Notwithstanding the foregoing in Section 3.1(a), the Manager acknowledges that the Manager shall be subject to all express limitations of the Midwest Partnership Agreement requiring approvals of the Partners of Insight Midwest prior to taking of certain actions by the Company and shall otherwise be subject to the terms of the Midwest Partnership Agreement, including Section
16.1 thereof.

     3.2  Standard of Care.  Manager will use reasonable commercial efforts in
          ----------------
managing the Business; provided, however, that notwithstanding anything contained herein or Applicable Law to the contrary, neither Manager (nor any of its direct or indirect partners, shareholders, members, officers, directors, Affiliates, employees or agents) shall have any liability, express or implied, for any action taken or omitted to be taken by Manager or for any failure or delay in performing or exercising any obligation, duty, right, power or authority possessed by Manager under this Agreement, or any other document related hereto except for actual losses, if any, suffered by the Company that are proximately caused either by Manager's gross negligence, willful misconduct or willful breach of this Agreement.

     3.3  Compliance with Authorizations.  Notwithstanding anything in this
          ------------------------------
Agreement to the contrary, the Company shall continue to be the franchisee, licensee and permittee, as applicable, of all Authorizations of any nature whatsoever issued by any Governmental Authority in connection with the operation of the Business and shall retain ultimate control over the Business. The Company shall also retain ultimate responsibility for compliance with all Applicable Law and the terms of any applicable Authorizations.

     3.4  Payment of Expenses.  The Company shall be responsible for the payment
          -------------------
of all costs, expenses and liabilities of any nature whatsoever in connection with the construction, development, operation, maintenance, repair and ownership of the Business and the Company shall be the responsible party under all agreements entered into on behalf of the Company by Manager pursuant hereto.

     3.5  Inspection of Records.  Originals or copies of all books and records
          ---------------------
related to this Management Agreement shall be maintained at the principal office of Manager and shall be open to the inspection and examination of the Company and Insight Midwest's Partners during normal business hours upon reasonable notice.


     SECTION 4  COMPENSATION AND EXPENSES.
                -------------------------

     4.1  Management Fee.  As compensation to Manager for the performance of its
          --------------
services hereunder, the Company shall pay to Manager a management fee ("Management Fee") for each twelve month period during the term of this Agreement, commencing on the date hereof, equal to three percent (3%) of the total Gross Operating Revenues of the Company for that year.

     4.2  Gross Operating Revenues.  The term "Gross Operating Revenues" means
          ------------------------
all revenues arising out of or in connection with the operation of the Business, but exclusive of all proceeds from the sale of assets or from other extraordinary or non-recurring items and exclusive of all interest, dividends, royalties, and other similar types of investment income that do not arise from the operation of the Business in the ordinary course.

     4.3  Quarterly Statement.  Within 30 days after the end of each fiscal
          -------------------
quarter, the Manager shall submit to the Company a quarterly and a cumulative year-to-date Gross Operating Revenues statement indicating the quarterly Management Fee payable and the cumulative year-to-date Management Fee payable to Manager together with appropriate supporting documentation. Each quarterly Management Fee payable hereunder shall be adjusted to reflect any cumulative year-to-date adjustments in Gross Operating Revenues. The Management Fee

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shall be payable each quarter within 10 days after the Management Fee statement for such quarter has been received by the Company.

     4.4  Annual Statement.  Within 90 days after the end of each fiscal year,
          ----------------
the Company shall cause its independent public accountants to determine the Gross Operating Revenues of the Company for that year and the amount of the Management Fee payable to Manager for that year and deliver a copy to Manager. Manager shall have the right to consult with the accountants regarding the determination of Gross Operating Revenues prior to the final determination of Gross Operating Revenues by the accountants. The accountants' determination shall be final and binding on the Company and Manager.

     4.5  Expense Reimbursement.  The Management Fee described above shall be
          ---------------------
exclusive of reimbursement by the Company to Manager for all direct, out-of-pocket expenditures incurred by or on behalf of Manager relating to its obligations under this Agreement as provided for herein, including without limitation, reimbursement for travel expenses. Manager shall be entitled to reimbursement by the Company for services that would ordinarily be direct expenditures of the Company. Manager shall act in good faith and in a reasonable manner in making determinations of reimbursement. It is understood and agreed that the intent of the expense reimbursement provisions contained in this
Section 4.5 is to reimburse Manager only for expenses incurred that are directly related to the operation of the Business and not to reimburse Manager for any corporate overhead (including bonuses and health, welfare, retirement and other benefits and overhead expenses of its corporate office management, development, internal accounting and finance management personnel), which shall be paid out of the Management Fee. Payment of expense reimbursement shall be made monthly by the Company to Manager within five days after receipt by the Company of a statement (the "Monthly Expense Statement") of Manager's estimated reimbursable expenses for the preceding month. The Monthly Expense Statement shall include an adjustment to reflect the amount by which actual reimbursable expenses incurred during the month immediately preceding the month of payment exceeded, or were exceeded by, Manager's estimated reimbursable expenses with respect to such month.

     4.6  Subordination.  Manager acknowledges and agrees that notwithstanding
          -------------
anything else contained herein, payment of the Management Fee may be limited by the provisions of loan agreements of the Company and that the Management Fee shall be paid if and only to the extent that such payment will not create a default under such loan agreements. To the extent that all or any portion of the Management Fee may not be paid because of the terms of the loan agreements, any portion of the Management Fee that is deferred shall be paid as soon as the same may be paid without violating the provisions of the loan agreements. Payments of any outstanding Management Fees (whether or not deferred) shall be paid prior to payment of any members distributions or similar payments to the members of the Company.

     SECTION 5  DEFAULT AND TERMINATION.
                -----------------------

     5.1 A default by Manager or the Company shall occur under this Agreement if Manager or the Company shall willfully breach in any material respect any material covenant of this Agreement to be kept and performed by it.

     5.2 Subject to Section 5.3 hereof, this Agreement shall be terminated automatically upon the termination of the Company and may be terminated as follows:

          (a) by either the Company or Manager on written notice to the other party in the event of any default (as defined in Section 5.1 hereof) by the other party, as provided in Section 5.1, which is not cured within 90 days after written notice thereof is received by the defaulting party (or if not curable within that time period, within a reasonable time thereafter);

          (b) by either the Company or Manager on written notice to the other party upon a sale or other disposition of all or substantially all of the assets of the Company.

          (c) Upon the resignation or removal of Insight as General Partner of Insight Midwest pursuant to and in accordance with the terms of the Midwest Partnership Agreement, other than in connection with a transfer by Insight of its Partnership Interest in Insight Midwest to an Affiliate of Insight that is permitted under the terms of the Midwest Partnership Agreement.

     5.3 In the event of termination of this Agreement pursuant to the terms hereof, Manager shall be entitled to receive promptly following termination, and in any event within 30 days thereafter, the amount of any accrued but unpaid Management Fees and any expense reimbursements.


     SECTION 6  INDEMNIFICATION.
                ---------------

     6.1  Indemnification by the Company.  The Company will indemnify and hold
          ------------------------------
harmless Manager, its Affiliates, and all direct and indirect officers, directors, employees, stockholders, partners, members and agents of Manager and its Affiliates (individually, a "Manager Indemnitee") from and against any and all claims, demands, costs, damages, losses, liabilities, joint and several, expenses of any nature (including reasonable attorneys', accountants' and experts' fees and disbursements, all of which shall be paid by the Company as incurred by the Manager Indemnitee(s)), judgments, fines, settlements and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative, or investigative (collectively "Claims") in which a Manager Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of Manager's performance of its obligations under this Agreement or arising out of, related to or in connection with, the Business regardless of whether this Agreement continues to be in effect or such

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

Manager Indemnitee continues to be an Affiliate, or an officer, director, employee, stockholder, partner or agent of Manager, at the time any such Claims are made or Damages incurred, provided that in respect of any matter in which indemnification is sought, to the extent applicable: (i) the Manager Indemnitee acted in good faith and in a manner it reasonably believed to be in the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful, and (ii) the Manager Indemnitee's conduct for which indemnification is sought did not constitute gross negligence, willful misconduct or a willful breach of this Agreement. Any indemnification hereunder will be satisfied solely out of the assets of the Company.

     6.2  Indemnification by Manager.  Manager will indemnify and hold harmless
          --------------------------
the Company, its Affiliates, and all officers, directors, employees, stockholders, partners, members and agents of the Company and its Affiliates (individually, a "Company Indemnitee") from and against all Damages arising from any Claim in which a Company Indemnitee may be involved or threatened to be involved, as a party or otherwise, arising out of Manager's gross negligence, willful misconduct or willful breach of this Agreement.

     6.3  Right to Indemnification Not Exclusive Remedy.  The indemnification
          ---------------------------------------------
rights contained in this Section 6 will be cumulative of and in addition to any and all other rights, remedies and recourse to which a Manager Indemnitee or a Company Indemnitee, its heirs, successors, assigns and administrators are entitled, whether pursuant to some other provision of this Agreement, at law or in equity; provided, however, it is understood and agreed that notwithstanding anything contained herein to the contrary, neither Manager (nor any of its shareholders, officers, directors, employees or agents) shall have any liability with respect to a breach of, or non-performance under this Agreement except as expressly specified in this Agreement. The indemnification provided in this
Section 6 will inure to the benefit of the heirs, successors, assigns and administrators of each Manager Indemnitee and Company Indemnitee.

     6.4  Insurance.  Manager may purchase, at the Company's expense, and
          ---------
maintain insurance on behalf of Manager and such other persons as Manager may reasonably determine against any liability that may be asserted against it or them in connection with the performance of Manager's obligations under this Agreement; provided, however, that Manager will not purchase or maintain insurance against liabilities of Manager or any other person arising out of acts or omissions which were not made in good faith or which constituted gross negligence, willful misconduct or a willful breach of this Agreement.

     6.5  Interested Transactions.  A Manager Indemnitee will not be denied
          -----------------------
indemnification in whole or in part under this Section 6 solely because the Manager Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

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     SECTION 7  MISCELLANEOUS.
                -------------

     7.1  Relationship Among the Parties.  Nothing herein contained shall be
          ------------------------------
deemed to make Manager a partner, co-venturer or other participant in the business or operations of the Company or in any manner to render Manager liable as a principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of the Company, whether incurred directly by the Company or by Manager on behalf of the Company in accordance with this Agreement.

     7.2  Other Activities of Manager.  Nothing in this Agreement shall limit or
          ---------------------------
restrict the right of Manager to engage in any other business or to devote its time and attention to the management or other aspects of any other business or to render services of any kind. The Company acknowledges that Manager and its Affiliates own, manage or operate cable television systems throughout the United States. Manager will devote such of its attention, time, efforts and resources to the Business as shall be reasonably necessary for it to carry out its duties hereunder.

     7.3  Notices.  All notices and other communications given or made pursuant
          -------
to this Agreement shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered by hand, by telecopier device (confirmed by hand delivery or overnight courier service) or by overnight courier service to the parties at the following address (or at such other address for a party as shall be specified by like notice):

          if to the Company, to:

          c/o Insight Communications Company, Inc.
          126 E. 56th Street
          New York, New York  10022
          Attention:  Mr. Michael Willner
          Telecopier:  (212) 371-1549

          with a copy to:

          Tele-Communications, Inc. (d/b/a/ AT&T Broadband and Internet
           Services)
          9197 Peoria Street
          Englewood, Colorado 80111
          Attention:  Mr. Derek Chang
          Telecopier:  (720) 875-5396

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

          if to Manager, to:

          c/o Insight Communications Company, Inc.
          126 E. 56th Street
          New York, New York  10022
          Attention:  Mr. Michael Willner
          Telecopier:  (212) 371-1549

     7.4  Assignability; Benefit and Binding Effect.  The Company agrees that
          -----------------------------------------
Manager may assign this Agreement, without the consent of the Company, to any Affiliate of Manager, or any successor to Manager by merger, consolidation or otherwise. Except as set forth in the preceding sentence, neither party hereto may assign this Agreement without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7.5  Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies (without giving effect to the principles of conflicts of law thereof).

     7.6   Headings.  The headings preceding the text of sections and
           --------
subsections of this Agreement are included for ease of reference only and shall not be deemed part of this Agreement.

     7.7  Gender and Number.  Words used herein, regardless of the gender and
          -----------------
number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

     7.8  Entire Agreement.  This Agreement represents the entire understanding
          ----------------
and agreement between the Company and Manager with respect to the specific subject matter hereof. This Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented or changed except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought. Notwithstanding the foregoing, this Agreement shall not impair or affect any of the rights and obligations of the parties under the prior Management Agreement for the period April 30, 1998 through October 1, 1999.

     7.9  Further Assurances.  The parties shall take any actions and execute
          ------------------
any other documents that may be necessary or desirable to the implementation and consummation of this Agreement or that may be reasonably requested by any other party hereto. Each party will cooperate with the other party and provide any assistance reasonably requested by the other party to effectuate the intent of this Agreement.

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     7.10  Severability.  If any provision of this Agreement or the application
           ------------
thereof to any person or circumstance shall be held invalid or unenforceable to any extent by any court of competent jurisdiction, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     7.11  Counterparts.  This Agreement may be signed in counterparts, each of
           ------------
which shall be deemed to be an original but which, when taken together, shall constitute one and the same instrument.

                             [SIGNATURES NEXT PAGE]

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     IN WITNESS WHEREOF, this Management Agreement has been executed by the parties hereto as of the date first above written.

                                    THE COMPANY:

                                    INSIGHT COMMUNICATIONS OF INDIANA, LLC

                                    By:  Insight Midwest, L.P., Sole Member
                                    By:  Insight Communications Company, L.P.,
                                         its General Partner
                                    By:  Insight Communications Company, Inc.,
                                         its General Partner


                                    By:____________________________________
                                    Name:  Kim D. Kelly
                                    Title: Executive Vice President, Chief
                                           Operating Officer and Chief Financial
                                           Officer


                                    MANAGER:

                                    INSIGHT COMMUNICATIONS COMPANY, L.P.

                                    By:  Insight Communications Company, Inc.,
                                         its General Partner


                                    By:____________________________________
                                    Name:  Kim D. Kelly
                                    Title: Executive Vice President, Chief
                                           Operating Officer and Chief Financial
                                           Officer

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